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                                                             EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 19 to the Registration Statement (File Nos. 33-74668 and 811-8326) (the "Registration Statement") of MFS(R) Variable Insurance Trust (the "Trust"), of my opinion dated October 11, 2001, appearing in Post-Effective Amendment No. 16 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on October 12, 2001.


                                        JAMES R. BORDEWICK, JR.
                                        ---------------------------------------
                                        James R. Bordewick, Jr.
                                        Assistant Clerk and Assistant Secretary

Boston, Massachusetts
February 23, 2004